UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 12, 2006

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1050 17th Street, Suite 1700
Denver, Colorado 80265
(Address of principal executive offices and Zip Code)

(303) 629-1122
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

(a) On July 12, 2006, the registrant sold 400,000 Units, each Unit consisting of one share of its common stock, $.00001 par value, and a warrant to purchase one additional share of common stock.

(b) Not applicable.

(c) Each Unit was sold at the price of U.S. $0.50 per Unit; and no underwriting discounts or commissions were paid.

(d) The Units were sold outside the United States in an offshore transaction to one non-U.S. person pursuant to the exemption from registration provided by Regulation S adopted under the Securities Act of 1933. The non-U.S. person was a sophisticated institutional investor who provided customary investment representations and warranties as to suitability and against resales and distributions of the Units. The certificates to be issued will bear a standard restrictive legend generally used in Regulation S transactions.

(e) The warrants included as part of the Units are exercisable for a period of two years from July 12, 2006. During the first year, the exercise price is U.S. $0.75 per share and during the second year, the exercise price is U.S. $1.00 per share. The warrants are redeemable by the registrant for no consideration upon 30 day’s prior notice.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of July, 2006.

RANCHER ENERGY CORP.

By:	/s/ John Works
John Works
President, Principal Executive Officer, Principal Financial Officer

2